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                                                                     EXHIBIT 4.1


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                         REGISTRATION RIGHTS AGREEMENT


                                  BY AND AMONG

                         BRISTOL HOTELS & RESORTS, INC.

                               BASS AMERICA INC.

                              HOLIDAY CORPORATION

                                      AND

                          UNITED/HARVEY HOLDINGS, L.P.





                            DATED ___________, 1998




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                               TABLE OF CONTENTS

                                                                            PAGE
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
       1.     Definitions   . . . . . . . . . . . . . . . . . . . . . . . . .  1
       2.     Demand Registration   . . . . . . . . . . . . . . . . . . . . .  3
       3.     Piggyback Registration  . . . . . . . . . . . . . . . . . . . .  5
       4.     "Market Stand-Off" Agreement  . . . . . . . . . . . . . . . . .  7
       5.     Registration Procedures   . . . . . . . . . . . . . . . . . . .  8
       6.     Registration Expenses   . . . . . . . . . . . . . . . . . . . . 14
       7.     Indemnification   . . . . . . . . . . . . . . . . . . . . . . . 14
       8.     Rule 144  . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
       9.     Underwritten Registrations  . . . . . . . . . . . . . . . . . . 18
       10.    Indemnification of Statutory Underwriters   . . . . . . . . . . 18
       11.    Miscellaneous   . . . . . . . . . . . . . . . . . . . . . . . . 19





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                         REGISTRATION RIGHTS AGREEMENT


              This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is made and entered into as of ________________, 1998, by and among Bristol Hotels & Resorts, Inc., a Delaware corporation ("BHR"), Bass America Inc., a Delaware corporation ("BAI"), Holiday Corporation, a Delaware corporation ("HC"), and United/Harvey Holdings, L.P., a Delaware limited partnership ("Holdings").

                                    RECITALS

       The parties hereto have entered into, or are equity owners in entities that have entered into, other agreements which contemplate, among other things, the execution and delivery of this Agreement by the parties hereto.

       NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

       1. Definitions. For purposes of this Agreement, the following terms have the respective meanings set forth below when used herein with initial capital letters:

       "Advice" has the meaning set forth in Section 5 hereto.

       "Bass Parties" means BAI and HC and any of their transferees who are Affiliates of Bass plc.

       "Blackout" has the meaning set forth in Section 5 hereto.

       "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or Dallas, Texas are authorized or obligated to close.

       "Common Stock" means the Common Stock, par value $.01 per share, of BHR.

       "Demand Notice" has the meaning set forth in Section 2(a) hereto.

       "Demand Registration" has the meaning set forth in Section 2(a) hereto.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

       "indemnified party" has the meaning set forth in Section 7(c) hereto.

       "indemnifying party" has the meaning set forth in Section 7(c) hereto.

       "Losses" has the meaning set forth in Section 7(a) hereto.

       "Notice" has the meaning set forth in Section 2(b) hereto.

       "Person" means an individual, corporation, partnership, association, trust, limited liability company, joint venture or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

       "Piggyback Registration" has the meaning set forth in Section 3(a) hereto.

       "Prospectus" means the prospectus included in any Registration Statement (including without limitation a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

       "Registrable Securities" means (i) all the shares of Common Stock beneficially owned by a Stockholder as of the date hereof, (ii) all shares of Common Stock which a Stockholder has an option to purchase as of the date hereof (including without limitation shares of Common Stock subject to the Amended and Restated Put/Call Option Agreement, dated as of November 16, 1995, by and between Harvey Hotel Holdings, Inc., H.K. Huie, Jr. and the other parties thereto, as amended from time to time), and (iii) all other shares of Common Stock (including shares of Common Stock issued pursuant to the other Securities of BHR that are exercisable to purchase, convertible into, or exchangeable for shares of Common Stock), whether acquired before or after the date of this Agreement, until, in the case of any such security, (i) such security is effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (ii) such security is saleable by the holder thereof pursuant to Rule 144(k), (iii) such security is saleable by the holder thereof pursuant to Rule 144 without regard to any volume limitations, or (iv) such security is distributed to the public pursuant to Rule 144.

       "Registration Statement" means any registration statement of BHR under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements





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to such registration statement (including post-effective amendments), all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such registration statement.

       "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

       "SEC" means the Securities and Exchange Commission.

       "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as in effect from time to time.

       "Special Counsel" has the meaning set forth in Section 5(a) hereto.

       "Spin-Off" means the consummation of the spin-off contemplated under the Spin-Off Agreement dated as of March 23, 1998, among Bristol Hotel Company, Bristol Hotel Management Corporation and BHR.

       "Stockholder" means each of (i) the Bass Parties, as a group, (ii) Holdings, and (iii) any of Holdings' direct or indirect constituent partners to whom it distributes any of its shares of Common Stock.

       "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

       "Suspension Notice" has the meaning set forth in Section 5 hereto.

       "Underwritten Registration" or "Underwritten Offering" means a registration under the Securities Act in which securities of BHR are sold to an underwriter or group of underwriters for reoffering to the public.

       2. Demand Registration. (a) Requests for Registration. At any time and from time to time after the date of the Spin-Off, each Stockholder will have the right by written notice delivered to BHR (a "Demand Notice") to require BHR to register the number of Registrable Securities requested to be so registered in accordance with the provisions of the Securities Act (a "Demand Registration"), but in no event fewer than would result in $5,000,000 of Registrable Securities being registered or all Registrable Securities owned by the Stockholder delivering the Demand Notice if it owns less than $5,000,000 of Registrable





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Securities; provided, however, that no Stockholder may deliver a Demand Notice until 120 days after the effective date of the immediately preceding Demand Registration.

       The number of Demand Registrations pursuant to this Section 2(a) will not exceed three on behalf of the Bass Parties, and three on behalf of Holdings; provided, however, that in determining the number of Demand Registrations to which the Stockholders are entitled there will be excluded (i) any Demand Registration that is an Underwritten Registration if the managing underwriter or underwriters have advised the Stockholders whose Registrable Securities are being registered in the Demand Registration that the total number of Registrable Securities requested to be included in the Demand Registration exceeds the number of Registrable Securities that can be sold in that offering in accordance with the provisions of this Agreement without materially and adversely affecting the success of such offering, (ii) any Demand Registration that does not become effective or is not maintained effective for the period required pursuant to Section 2(b), unless in the case of this clause (ii) the Demand Registration does not become effective after being filed by BHR solely by reason of the refusal to proceed by the holders of Registrable Securities unless (A) the refusal to proceed is based upon the advice of counsel relating to a matter with respect to BHR or (B) the Stockholders that requested their Registerable Securities to be included in the Demand Registration elect to pay all registration expenses in connection with that Demand Registration, or (iii) any Demand Registration requested by a Stockholder in which the other Stockholder elects to participate under Section 2(b).

       (b) Filing and Effectiveness. BHR will file a Registration Statement relating to any Demand Registration within 60 calendar days and will use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC within 120 calendar days of the date on which BHR received the related Demand Notice.

       Each Demand Notice must specify the number of Registrable Securities to be registered and the intended methods of distribution of those Registerable Securities. If the Stockholder delivering the Demand Notice specifies one particular type of Underwritten Offering, the method of distribution will be that type of Underwritten Offering or a series of that type of Underwritten Offerings during the period during which the Registration Statement is effective.

       In connection with a Demand Registration pursuant to Section 2(a), BHR will keep the Registration Statement effective for a period of not less than 180 days or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold. If any Demand





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Registration is requested to be effected as a "shelf" registration, BHR will keep the Registration Statement filed in respect of that Demand Registration effective for a period of up to 12 months from the date on which the SEC declares that Registration Statement effective (subject to extension pursuant to Section 5 hereof) or such shorter period that will terminate when all Registrable Securities covered by that Registration Statement have been sold pursuant to that Registration Statement.

       Within 10 calendar days after receipt of a Demand Notice, BHR will serve written notice of its receipt of the Demand Notice (the "Notice") to the other Stockholder and will, subject to the provisions of Section 2(c), include in that Demand Registration all Registrable Securities with respect to which BHR receives a written request for inclusion therein within 20 calendar days after the receipt of the Notice by the other Stockholder.

       (c) Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in one or more firm commitment Underwritten Offerings, BHR may also provide written notice to holders of its equity securities (other than Registrable Securities), if any, who have piggyback registration rights with respect thereto and will permit all of those holders who request to be included in the Demand Registration to include any or all equity securities held by those holders in that Demand Registration on the same terms and conditions as the Registrable Securities. Notwithstanding the foregoing, if the managing underwriter or underwriters of the Underwritten Offering to which that Demand Registration relates advises the Stockholders whose Registrable Securities are being registered that the total amount of Registrable Securities and securities that the other equity security holders intend to include in that Demand Registration is in the aggregate such as to materially and adversely affect the success of the offering, then (i) first, the amount of securities to be offered for the account of the holders of the other equity securities will be reduced, to zero if necessary, pro rata among the holders on the basis of the amount of the other securities to be included therein by each holder and (ii) the number of Registrable Securities included in such Demand Registration will, if necessary, be reduced and there will be included in such firm commitment Underwritten Offering the number of Registrable Securities that in the opinion of such managing underwriter or underwriters can be sold without materially and adversely affecting the success of such offering, allocated pro rata among the holders of Registrable Securities on the basis of the amount of Registrable Securities to be included therein by each holder.

       (d) Postponement of Demand Registration. BHR will be entitled to postpone the filing period (or suspend the effectiveness) of any Demand Registration for a reasonable period of time not in excess of 90 calendar days during any period of 12





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consecutive months, if BHR determines, in the good faith exercise of its reasonable business judgment, that the Demand Registration and offering could materially interfere with bona fide financing plans of BHR or would require disclosure of information, the premature disclosure of which could materially and adversely affect BHR. If BHR postpones the filing of a Demand Registration Statement, it will promptly notify the Stockholders whose Registrable Securities are the subject of that Demand Registration in writing when the events or circumstances permitting such postponement have ended.

       3. Piggyback Registration. (a) Right to Piggyback. If at any time BHR proposes to file a registration statement under the Securities Act with respect to an offering of any class of equity securities (other than a registration statement (i) on Form S-4, S-8 or any successor form thereto or
(ii) filed solely in connection with an offering made solely to employees of
BHR), whether or not for its own account, then BHR will give written notice of the proposed filing to the Stockholders as soon as practicable but in any event at least 30 calendar days before the anticipated filing date. That notice will offer the Stockholders the opportunity to register such amount of Registrable Securities as each Stockholder may request (a "Piggyback Registration"). Subject to Section 3(b), BHR will include in each Piggyback Registration all Registrable Securities with respect to which BHR has received written requests for inclusion in that Piggyback Registration. The Stockholders will be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective date of the Piggyback Registration.

       (b) Priority on Piggyback Registrations. BHR will cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit the Stockholders that requested their Registerable Securities to be included in the Piggyback Registration for that offering to include therein all Registrable Securities requested to be so included on the same terms and conditions as any similar securities, if any, of BHR included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of the offering deliver an opinion to the Stockholders to the effect that the total amount of securities which the Stockholders, BHR and any other persons having rights to participate in that registration propose to include in the offering exceeds the number of securities that can be sold in the offering without materially and adversely affecting the success of the offering, then:

              (i) if the registration is a primary registration on behalf of BHR, BHR will include therein (x) first, up to the full amount of securities BHR proposes to sell that, in the opinion of the managing underwriter or underwriters, can be sold, (y) second, the amount of Registrable Securities





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       proposed to be sold for the account of Stockholders in excess of the amount of securities BHR proposes to sell that, in the opinion of such managing underwriter or underwriters, can be sold (allocated pro rata among the Stockholders on the basis of the Registrable Securities requested to be included therein by each Stockholder), and (z) third, the amount of securities proposed to be sold for the account of any other Person (other than BHR and the Stockholders) in excess of the amounts of securities and Registrable Securities BHR and the Stockholders propose to sell that, in the opinion of such managing underwriter or underwriters, can be sold (allocated among such Persons as may be agreed, or if no other agreement, on the basis of the amount of securities requested to be included therein); and

              (ii) if the registration is an underwritten secondary registration on behalf of holders of securities of BHR other than the Stockholders, BHR will include therein: (x) first, up to the full number of securities of the Persons exercising "demand" registration rights that in the opinion of the managing underwriter or underwriters can be sold or allocated among such holders or as they may otherwise so determine, (y) second, the amount of Registrable Securities proposed to be sold for the account of Stockholders in excess of the amount of securities such Persons exercising "demand" registration rights propose to sell that, in the opinion of such managing underwriter or underwriters, can be sold (allocated pro rata among the Stockholders on the basis of the Registrable Securities requested to be included therein), and (z) third, the amount of securities proposed to be sold for the account of any other Person (other than such Persons exercising "demand" registration rights and the Stockholders) in excess of the amounts of securities and Registrable Securities such Persons exercising "demand" registration rights and the Stockholders propose to sell that, in the opinion of such managing underwriter or underwriters, can be sold (allocated among such Persons as may be agreed, or if no other agreement, on the basis of the amount of securities requested to be included therein).

       (c) Registration of Securities Other than Registrable Securities. Without the written consent of the Stockholders, BHR will not grant to any person the right to request BHR to register any securities of BHR under the Securities Act unless the rights so granted are subject to the prior rights of the Stockholders set forth herein and, if exercised, would not otherwise conflict or be inconsistent in any way with the provisions of this Agreement.

       4. "Market Stand-Off" Agreement. The Bass Parties and Holdings will not, to the extent requested (by timely written notice) by the managing underwriter or underwriters for any





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Underwritten Offering of BHR's capital stock (or any securities issued by BHR that are exercisable to purchase, convertible into or exchangeable for shares of capital stock of BHR), for BHR's account, in which the expected gross proceeds of such offering equal or exceed $25 million, sell, make any short sale of, lend, grant any option for the purchase of or otherwise transfer or dispose of any Registerable Securities (except to the extent permitted in the Underwritten Offering) without the prior written consent of BHR and/or managing underwriter or underwriters for such period of time (not to exceed 90 days) from the effective date of the registration statement relating to the Underwritten Offering as BHR and/or managing underwriter or underwriters may specify. BHR may impose stop-transfer instructions with respect to the Registerable Securities of each of the Bass Parties and Holdings until the end of that 90-day period in order to enforce these restrictions. In no event, however, will the foregoing parties be required to enter into more than one such agreement during any period of 12 consecutive months or agree to restrict any transfer of its Registrable Securities conducted within the volume limitations of Rule 144.

       5. Registration Procedures. In connection with BHR's registration obligations pursuant to Sections 2 and 3, BHR will effect those registrations to permit the sale of the Registrable Securities in accordance with the intended method or methods of distribution of those Registrable Securities, and pursuant thereto BHR will as expeditiously as possible:

              (a) Prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the Stockholder in accordance with the intended method or methods of distribution thereof, and cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than three Business Days before filing a Registration Statement or Prospectus or any amendments or supplements thereto (excluding documents that would be incorporated or deemed to be incorporated therein by reference) BHR will furnish to the Stockholder whose Registrable Securities are covered by that Registration Statement, counsel for such Stockholder with respect to such registration ("Special Counsel") and the managing underwriters, if any, copies of all documents proposed to be filed, which documents will be subject to the review of the Stockholder, the Special Counsel and underwriters, and BHR will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (excluding any documents which, upon filing, would or would be incorporated or deemed to be incorporated by reference therein) to which the Stockholders whose Registrable Securities are covered by that Registration Statement, the





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       Special Counsel or the managing underwriter, if any, may reasonably object on a timely basis;

              (b) Prepare and file with the SEC any amendments and post-effective amendments to each Registration Statement as may be necessary to keep the Registration Statement continuously effective for the applicable period specified in Section 2; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the distribution of all securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in the Registration Statement as so amended or to the Prospectus as so supplemented;

              (c) Notify the Stockholders selling Registrable Securities, the Special Counsel and the managing underwriters, if any, promptly, and (if requested by any of those Persons) confirm such notice in writing,
       (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the Registration Statement or amendment has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of BHR contained in any agreement contemplated by Section 5(l) (including any underwriting agreement) cease to be true and correct, (v) of the receipt by BHR of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the occurrence of any event which makes any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in a Registration Statement, Prospectus or document so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, it will not contain any





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       untrue statement of a material fact or omit to state any material fact required to be stated or that is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vii) of BHR's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate;

              (d) Use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

              (e) If requested by the managing underwriters, if any, or the Stockholders whose Registrable Securities are being registered, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and those Stockholders agree should be included therein to comply with applicable law and (ii) make all required filings of the Prospectus supplement or such post-effective amendment as soon as practicable after BHR has received notification of the matters to be incorporated in the Prospectus supplement or post-effective amendment; provided, however, that BHR will not be required to take any actions under this Section 5(e) that are not, in the reasonable opinion of counsel for BHR, in compliance with applicable law;

              (f) Furnish to each Stockholder whose Registrable Securities are being registered, the Special Counsel and each managing underwriter, if any, without charge, conformed copies of the Registration Statement and each post-effective amendment or supplement thereto, including financial statements (including schedules, all documents incorporated or deemed incorporated therein by reference and all exhibits) as the Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder;

              (g) Deliver to each Stockholder whose Registrable Securities are being registered, the Special Counsel and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses relating to those Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as those Persons may request; and BHR hereby consents to the use of that Prospectus or each amendment or supplement thereto by each of the Stockholder whose Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by that Prospectus or any amendment or supplement thereto;





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
              (h) Cooperate with the Stockholders that are selling Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates will not bear any restrictive legends; and enable the Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, may request at least two Business Days prior to any sale of Registrable Securities to the underwriters;

              (i) Cause the Sale of Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States except as may be required solely as a consequence of the nature of a Stockholder's business, in which case BHR will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals as may be necessary to enable the Stockholder or the underwriters, if any, to consummate the disposition of such Registrable Securities;

              (j) Upon the occurrence of any event contemplated by Section 5(c)(vi) or 5(c)(vii) hereof, promptly prepare a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

              (k) Use its best efforts to cause all Registrable Securities covered by such Registration Statement to be (i) listed on each securities exchange, if any, on which similar securities issued by BHR are then listed or, if no similar securities issued by BHR are then so listed, on the New York Stock Exchange or another national securities exchange if the securities qualify to be so listed or (ii) authorized to be quoted on the Nasdaq National Market System or the Nasdaq SmallCap Market if the securities qualify to be so quoted; in each case, if requested by the holders of a majority of the Registrable Securities covered by such Registration Statement or the managing underwriters, if any;

              (l) Enter into such agreements (including, in the event of an Underwritten Offering, an underwriting agreement in form, scope and substance as is customary in underwritten





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       offerings) and take all such other actions in connection therewith as may be requested by the managing underwriters or the placement agent or other counterparty to the transaction in order to expedite or facilitate the disposition of the Registrable Securities and, in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (i) make such representations and warranties to the Stockholders whose Registrable Securities are being registered and the underwriters, if any, with respect to the business of BHR and its Subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in Underwritten Offerings and confirm those representations and warranties if and when requested; (ii) obtain opinions of counsel to BHR and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Stockholders whose Registrable Securities are being registered) addressed to such Stockholder and each of the underwriters, if any, covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such Stockholders and underwriters; (iii) use its best efforts to obtain "comfort" letters and updates thereof from the independent certified public accountants of BHR (and, if necessary, any other certified public accountants of any Subsidiary of BHR or of any business acquired by BHR for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each Stockholder whose Registrable Securities are being registered and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with Underwritten Offerings; and (iv) deliver such documents and certificates as may be requested by the Stockholders whose Registrable Securities are being registered, the Special Counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of BHR and its Subsidiaries made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or similar agreement entered into by BHR. The foregoing actions will be taken in connection with each closing under such underwriting or similar agreement as and to the extent required thereunder;

              (m) Make available for inspection by a representative of the Stockholders whose Registrable Securities are being sold, any underwriter participating in any disposition of

       Registrable Securities and any attorney or accountant retained by those Stockholders or underwriter, all financial and other records, pertinent corporate documents and properties of BHR and its Subsidiaries, and cause the officers, directors and employees of BHR and its Subsidiaries to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by BHR in writing as confidential at the time of delivery of such records, information or documents will be kept confidential by those Persons unless (i) those records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of those records, information or documents is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, or (iii) disclosure of those records, information or documents, in the opinion of counsel to such Person, is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities Act);

              (n) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 calendar days after the end of any 12-month period (or 90 calendar days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering, and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of BHR, after the effective date of a Registration Statement, which statements shall cover that 12-month period;

              (o) Cause its directors, officers and other appropriate employees to participate in any presentations regarding any Underwritten Offering reasonably requested by the Stockholders whose Registrable Securities are being registered or the managing underwriter or underwriters participating in the disposition of those Registrable Securities, provided that so doing does not unreasonably interfere with the business of BHR and the out-of-pocket costs thereof are reimbursed to BHR;

              (p) Use all reasonable efforts to facilitate the Stockholders' purchase or sale of puts, calls and forward contracts, short sales and other hedging transactions involving Registrable Securities; and

              (q) Use its best efforts to take all of the steps necessary or advisable to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

       BHR may require each Stockholder whose Registrable Securities are being registered to furnish to BHR such information regarding the distribution of such Registrable Securities as BHR may, from time to time, reasonably request in writing and BHR may exclude from such registration the Registrable Securities of any Stockholder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

       Each Stockholder will be deemed to have agreed by virtue of its acquisition of Registrable Securities that, upon receipt of any notice from BHR of the occurrence of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(v), 5(c)(vi) or 5(c)(vii) (each a "Suspension Notice"), the Stockholder will forthwith discontinue disposition of its Registrable Securities covered by the Registration Statement or Prospectus (a "Blackout") until the Stockholder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(j) hereof, or until it is advised in writing (the "Advice") by BHR that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. If BHR gives any such notice, the time period prescribed in Section 2(b) will be extended by the number of days during the time period from and including the date of the giving of that notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(j) hereof or (y) the Advice. BHR will not give a Suspension Notice at any time prior to the date which is 60 calendar days from the effective date of the Spin-Off and in no event will the aggregate number of days the Stockholders are subject to Blackout during any period of 12 consecutive months exceed 180 days.

       6. Registration Expenses. (a) All fees and expenses incident to the performance of or compliance with this Agreement by BHR will be borne by BHR whether or not any of the Registration Statements become effective. Those fees and expenses will include, without limitation, (i) all registration and filing fees (including without limitation fees and expenses with respect to filings required to be made with the National Association of Securities Dealers, Inc.),
(ii) printing expenses (including without limitation expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing or photocopying prospectuses), (iii) messenger, telephone and delivery expenses,

(iv) fees and disbursements of counsel for BHR and the Special Counsel for the Stockholders whose Registrable Securities are being registered, (v) fees and disbursements of all independent certified public accountants referred to in
Section 5(l)(iii) (including the expenses of any special audit and "comfort" letters required by or incident to such performance), (vi) fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Rule 2720(c) of the National Association of Securities Dealers, Inc. Conduct Rules, (vii) Securities Act liability insurance if BHR so desires that insurance, and (viii) fees and expenses of all other Persons retained by BHR, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities. In addition, BHR will pay its internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by BHR are then listed and the fees and expenses of any Person, including special experts, retained by BHR.

       (b) In connection with any Demand Registration or Piggyback Registration under this Agreement, BHR will reimburse the Stockholders whose Registrable Securities are being registered in such registration for the reasonable fees and disbursements of not more than one Special Counsel, together with appropriate local counsel, chosen by the Stockholders whose Registrable Securities are being registered.

       7.     Indemnification.

       (a) Indemnification by BHR. BHR will, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Stockholder whose Registrable Securities have been registered pursuant to this Agreement, the officers, directors, partners, stockholders, and agents and employees of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) a Stockholder and the officers, directors, partners, stockholders, agents and employees of any such controlling Person, from and against all losses, claims, damages, liabilities, costs (including without limitation the costs of investigation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based solely upon information furnished in writing to BHR by such Stockholder expressly for use therein; provided, however, that BHR will not be liable to any Stockholder to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (i) (A) that Stockholder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by that Stockholder of a Registrable Security to the person asserting the claim from which such Losses arise and (B) the Prospectus would have completely corrected such untrue statement or alleged untrue statement or such omission or alleged omission; (ii) such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus previously furnished by or on behalf of BHR with copies of the Prospectus as so amended or supplemented, and that Stockholder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the Person asserting the claim from which such Losses arise; or (iii) such untrue statement or alleged untrue statement, omission or alleged omission was contained in any information so furnished in writing by that Stockholder to BHR expressly for use in such Registration Statement or Prospectus and was relied upon by BHR in the preparation of such Registration Statement, Prospectus or preliminary prospectus.

       (b) Indemnification by Holders of Registrable Securities. In connection with any Registration Statement in which the Registrable Securities of a Stockholder are being registered, that Stockholder will furnish to BHR in writing such information as BHR reasonably requests for use in connection with any Registration Statement or Prospectus and will indemnify, to the fullest extent permitted by law, BHR, its directors and officers, agents and employees, each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) BHR, and the directors, officers, agents or employees of such controlling Persons, from and against all Losses arising out of or based upon any untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by that Stockholder to BHR expressly for use in such Registration Statement or Prospectus and was relied upon by BHR in the preparation of such Registration Statement, Prospectus or preliminary prospectus. In no event will the liability of any Stockholder under this
Section 7(b) be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by that Stockholder upon the sale of the Registrable Securities giving rise to the indemnification obligation.

       (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Section 7(c), such Person (the "indemnified party") will promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, will retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and will pay the fees and disbursements of such counsel related to such proceeding; provided that the failure of any indemnified party so to notify the indemnifying party will not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party is actually prejudiced by such failure to notify. In any such proceeding, any indemnified party will have the right to retain its own counsel, but the fees and expenses of such counsel will be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party will not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties and that all such fees and expenses will be reimbursed as they are incurred. The indemnifying party will not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any Loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it will be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

       (d)    Contribution.  If the indemnification provided for in this
Section 7 is unavailable to an indemnified party under Section 7(a) or 7(b) in respect of any Losses or is insufficient to hold the indemnified party harmless (other than giving effect to the last sentence of Section 7(b)), then each applicable indemnifying party, in lieu of indemnifying the indemnified party, will, jointly and severally, contribute to the amount paid or payable by the indemnified party as a result of the Losses, in the proportion as is appropriate to reflect the relative fault of the indemnifying party or indemnifying parties, on the one hand, and the indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in the Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party or indemnifying parties, on the one hand, and the indemnified party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, the indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses will be deemed to include any legal or other fees or expenses incurred by such party in connection with any action or proceeding. In no event will the obligation of a Stockholder under this Section 7(d) be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by that Stockholder upon the sale of the Registerable Securities giving rise to the contribution obligation.

       The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), an indemnifying party that is a Stockholder will not be required to contribute any amount in excess of the dollar amount of the proceeds (net of payment of all expenses) received by that Stockholder upon the sale of the Registrable Securities giving rise to the contribution obligation over the amount of any damages which that Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       The indemnity, contribution and expense reimbursement obligations of BHR hereunder will be in addition to any liability BHR may otherwise have under this Agreement. The provisions of this Section 7 will survive so long as Registrable Securities remain outstanding, notwithstanding any transfer of the Registrable Securities by any holder thereof or any termination of this Agreement.

       8. Rule 144. BHR will file the reports required to be filed by it under the Securities Act and the Exchange Act, and will cooperate with any Stockholder (including without limitation by making any representations as any Stockholder may reasonably request), all to the extent required from time to time to enable the Stockholder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by Rule 144. Upon the request of any Stockholder, BHR will deliver to the Stockholder a written statement as to whether it has complied with such filing requirements. Notwithstanding the foregoing, nothing in this Section 8 will be deemed to require BHR to register any of its securities under any section of the Exchange Act.

       9. Underwritten Registrations. If any of the Registrable Securities covered by any Demand Registration are to be sold in an Underwritten Offering (other than an Underwritten Offering with respect to Securities that are sold primarily on behalf of BHR), the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Stockholder that gave the Demand Notice with respect to such offering; provided, that such investment banker or manager shall be reasonably satisfactory to BHR. If any Piggyback Registration is an Underwritten Offering, BHR will have the right to select the investment banker or investment bankers and managers to administer the offering. Each party hereto agrees that, in connection with any Underwritten Offering hereunder in which it participates, it will undertake to offer customary indemnification to the participatory underwriters.

       10. Indemnification of Statutory Underwriters. Any institutional buyer, placement agent or counterparty who is deemed to be an underwriter pursuant to Section 2(11) of the Securities Act in connection with the sale of Registrable Securities by a Stockholder to such Person will be entitled to the indemnity set forth in Section 7(a).

       11.    Miscellaneous.

       (a) No Inconsistent Agreements. BHR has not, as of the date hereof, and will not, on or after the date hereof, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

       (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions of this Agreement may not be given, unless BHR has obtained the written consent of the Stockholders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions of this Agreement with respect to a matter that relates exclusively to the rights of a Stockholder whose Registrable Securities are being registered pursuant to a Registration Statement and that does not directly or indirectly affect the rights of the other Stockholders may be given only by affected Stockholders; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

       (c) Notices. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as will be specified by like notice):

              (i)    if to BHR:

                     Bristol Hotels & Resorts, Inc.
                     14295 Midway Road
                     Dallas, Texas 75244
                     Attention: General Counsel
                     Telecopy: (972) 391-1515

              (ii)   if to the Bass Parties:

                     Holiday Corporation
                     Three Ravinia Drive
                     Suite 2900
                     Atlanta, Georgia  30346
                     Attention: Craig H. Hunt
                     Telecopy: (770) 604-5988

                     and

                     Bass plc
                     20 North Audley Street
                     London, W1Y 1WE
                     England
                     Attention: Spencer Wigley
                     Telecopy: 011-44-171-409-8513

                     with copies to:

                     Crowne Plaza - Corporate Headquarters
                     Three Ravinia Drive
                     Suite 2900
                     Atlanta, Georgia 30346
                     Attention:  James L. Kacena
                     Telecopy:  (770) 604-2000

                     and

                     Davis Polk & Wardwell
                     450 Lexington Avenue
                     New York, New York 10017
                     Attention: Paul R. Kingsley
                     Telecopy: (212) 450-4800

              (iii)  if to Holdings:

                     United/Harvey Holdings, L.P.
                     2200 Ross Avenue
                     Suite 4200 West
                     Dallas, Texas  75201
                     Attention: Daniel A. Decker
                     Telecopy: (214) 220-4949

                     with a copy to:

                     Jones, Day, Reavis & Pogue
                     599 Lexington Avenue
                     New York, New York 10022
                     Attention: Robert A. Profusek
                     Telecopy: (212) 755-7306

All notices will be deemed to be given only when actually received.

       (d) Owner of Registrable Securities. BHR will maintain, or will cause its registrar and transfer agent to maintain, a stock book with respect to the Common Stock, in which all transfers of Registrable Securities of which BHR has received notice will be recorded. BHR may deem and treat the person in whose name Registrable Securities are registered in the stock book of BHR as the owner thereof for all purposes, including without limitation the giving of notices under this Agreement.

       (e) Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the successors and assigns of each of the parties and will inure to the benefit of each holder of any Registrable Securities. BHR may not assign its rights or delegate its obligations hereunder. Notwithstanding the foregoing, transferees will succeed to the rights granted under this Agreement provided that such transferee shall have acknowledged its rights and obligations hereunder by a signed written statement of such transferee's acceptance of such rights and obligations (unless the transferor notifies BHR in writing on or prior to such transfer that the transferee shall not have such rights).

       (f) Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto.

       (g) Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and will not constitute a part of this Agreement for any other purpose.

       (h) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflict of laws of that State that would apply the laws of any other jurisdiction. Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery in the State of Delaware, and any appellate court thereof, in any action, suit, or proceeding arising out of or relating to this Agreement and any such action, suit or proceeding will be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein). Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11(c) shall be deemed effective service of process on such party.

       (i) Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter of this Agreement.

       (j) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, will be entitled to recover reasonable attorneys' fees and related disbursements and expenses in addition to any other available remedy.

       (k) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                           BRISTOL HOTELS & RESORTS, INC.


                                           By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                           UNITED/HARVEY HOLDINGS, L.P.

                                           By:    Holdings Genpar, L.P., its
                                                  General Partner

                                           By:    HH Genpar Partners, its
                                                  General Partner

                                           By:    Holdings Associates, Inc., its
                                                  Managing General Partner


                                                  By:
                                                         -----------------------
                                                         Name:
                                                         Title:


                                           BASS AMERICA INC.


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                           HOLIDAY CORPORATION


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title: